EXHIBIT 8.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the inclusion in the Form 10-KSB/A of our report dated January 27, 1997 on our audit of the financial statements of Advanced Gaming Technology, Inc.


/S/ ROBISON, HILL & CO.
Certified Public Accountants

Salt Lake City,  Utah
May 6, 1997